Exhibit 99.2

LLEX:NYSE American

LILIS ENERGY AND LUCID ENERGY GROUP ENTER INTO A LONG-TERM GAS GATHERING, PROCESSING AND PURCHASE AGREEMENT IN THE PERMIAN BASIN

SAN ANTONIO, TEXAS – August 14, 2017 – Lilis Energy, Inc. (NYSE American: LLEX) (“Lilis”or “the Company”), an exploration and development company operating in the Permian Basin of West Texas, today announced it has entered into a long-term gas gathering, processing and purchase agreement with an affiliate of Lucid Energy Group (“Lucid”) (www.lucid-energy.com) to support Lilis’s active drilling program in the Permian’s Delaware Basin. Lucid will receive, gather and process Lilis’s gas production from certain production areas located in Lea County, New Mexico and in Loving and Winkler counties, Texas. The agreement secures sufficient term and capacity for Lilis during its development and exploitation life cycle of the production areas committed to the new agreement.

"We are pleased to enter into this important, long-term agreement with Lucid in the Permian Basin where our wells are consistently delivering strong operational results. The new agreement positions Lilis with sufficient gathering and processing capacity as we execute our long-term development plans,” said Lilis Chief Executive Officer Jim Linville. "Lucid will be a great partner. They have an outstanding reputation for developing solutions unique to individual company needs and for relationship-focused customer service. We look forward to a successful, long-term partnership."

Lilis Chief Financial Officer Joe Daches added, “Our continued growth and well performance in the Delaware Basin is the primary reason we were able to gain very favorable gathering rates. This agreement will result in improved gathering rates and improved differentials for the Company.”

Republic Development Partners, LLC, based in Houston, Texas consulted the Company.

About Lilis Energy, Inc.

Lilis Energy, Inc. is a San Antonio-based independent oil and gas exploration and production company that operates in the Permian’s Delaware Basin, considered amongst the leading resource plays in North America. Lilis’s total net acreage in the Permian Basin is approximately 10,500 acres. Lilis Energy's near-term E&P focus is to grow current reserves and production and pursue strategic acquisitions in its core areas. For more information, please visit www.lilisenergy.com

About Republic Development Partners

Republic Development Partners, LLC (“Republic”) is a Houston-based midstream company that identifies and executes midstream infrastructure opportunities predominantly in conjunction with crude oil, natural gas, natural gas liquids and water projects. Republic’s wholly owned subsidiary, RDP Producer Services, LLC provides midstream services in cooperation with exploration and production companies. For more information, please visitwww.republicpartnersllc.com.

Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the federal securities laws. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company. These risks include, but are not limited to our ability to replicate the results described in this release for future wells; the ability to finance our continued exploration, drilling operations and working capital needs, all the other uncertainties, costs and risks involved in exploration and development activities; and the other risks identified in the Company’s Annual Report on Form 10-K and its other filings with the Securities and Exchange Commission (the “SEC”). Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. The forward-looking statements in this press release are made as of the date hereof, and the Company does not undertake any obligation to update the forward-looking statements as a result of new information, future events or otherwise.

Contact:

Wobbe Ploegsma

V.P. Investor Relations & Capital Markets

210-999-5400, ext. 31